As filed with the Securities and Exchange Commission on March 29, 2007
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Delaware	DENBURY RESOURCES INC.	20-0467835
Delaware	DENBURY ONSHORE, LLC	20-0467798
Delaware	DENBURY GATHERING & MARKETING, INC.	75-3056150
Delaware	DENBURY OPERATING COMPANY	20-0467368
Louisiana	DENBURY MARINE, L.L.C.	72-1311038
Mississippi	TUSCALOOSA ROYALTY FUND LLC	73-1668201
(State of incorporation)	(Exact name of Registrant)	(I.R.S. Employer Identification No.)

1311
(Primary Standard Industrial
Classification Code Number)

Phil Rykhoek, Senior Vice President and Chief Financial Officer
Denbury Resources Inc.
5100 Tennyson Pkwy., Ste. 1200
Plano, Texas 75024
(972) 673-2000
(Name, address and telephone number of Registrant’s executive offices and agent for service)

Copies to:

Donald W. Brodsky	Gary L. Sellers
Baker & Hostetler LLP	Simpson Thacher & Bartlett LLP
1000 Louisiana Street	425 Lexington Avenue
Suite 2000	New York, NY 10017
Houston, Texas 77002	(212) 455-2695
(713) 646-1335

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☑  333-141637

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities to be Registered	Offering Price	Registration Fee
Senior Subordinated Notes due 2015	$25,000,000(1)	$767.50
Subsidiary Guarantees	(2)	(2)

(1)	The registrant previously registered an aggregate principal amount of $125 million of Senior Subordinated Notes due 2015 on the Registration Statement on Form S-3 (Registration No. 333-141637). In accordance with Rule 462(b) promulgated under the Securities Act an additional amount of Securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the Securities eligible to be sold under the related Registration Statement on Form S-3 (Registration No. 333-141637), for which a filing fee of $3,837.50 was previously paid, are being registered.

(2)	No separate consideration will be received for the Subsidiary Guarantees.

Explanatory Note

We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. This registration statement relates to the same public offering of securities contemplated by the automatic shelf registration statement on Form S-3 (Registration No. 333-141637) (the “Prior Registration Statement”), effective on March 29, 2007, and is being filed for the sole purpose of increasing the maximum aggregate offering price of our Senior Subordinated Notes due 2015 to be registered by $25,000,000. the information set forth in the Prior Registration Statement, including all exhibits, is incorporated by reference herein.

The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

Part II
Information not required in prospectus

Item 16.	Exhibits

Exhibit no.		Document description

*5		Opinion of Baker & Hostetler LLP as to the validity of the Debt Securities being registered
*23	.1	Consent of DeGolyer and MacNaughton
*23	.2	Consent of PricewaterhouseCoopers LLP
*23	.3	Consent of Baker & Hostetler LLP (included in Exhibit 5)

*	Filed herewith

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on March 29, 2007.

DENBURY RESOURCES INC.

/s/  Phil Rykhoek

By:	Phil Rykhoek
Senior Vice President and Chief Financial Officer

Each person whose signature appears below as a signatory to this Registration Statement constitutes and appoints Gareth Roberts, Phil Rykhoek and Mark Allen, or any one of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Gareth Roberts Gareth Roberts	President, Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2007

/s/ Phil Rykhoek Phil Rykhoek	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 29, 2007

/s/ Mark C. Allen Mark C. Allen	Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 29, 2007

/s/ Ronald G. Greene Ronald G. Greene	Chairman of the Board and Director	March 29, 2007

David I. Heather	Director

Greg McMichael	Director

Signatures	Title	Date

Randy Stein	Director

/s/ Donald D. Wolf Donald D. Wolf	Director	March 29, 2007

/s/ Wieland Wettstein Wieland Wettstein	Director	March 29, 2007

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on March 29, 2007.

DENBURY GATHERING & MARKETING, INC.
DENBURY OPERATING COMPANY

/s/  Phil Rykhoek
By: Phil Rykhoek
Senior Vice President and Chief Financial Officer

Each person whose signature appears below as a signatory to this Registration Statement constitutes and appoints Gareth Roberts, Phil Rykhoek and Mark Allen, or any one of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Gareth Roberts Gareth Roberts	President, Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2007

/s/ Phil Rykhoek Phil Rykhoek	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	March 29, 2007

/s/ Mark C. Allen Mark C. Allen	Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 29, 2007

/s/ Ronald T. Evans Ronald T. Evans	Director	March 29, 2007

Robert Cornelius	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on March 29, 2007.

DENBURY ONSHORE, LLC
DENBURY MARINE, L.L.C.

/s/  Phil Rykhoek
By: Phil Rykhoek
Senior Vice President and Chief Financial Officer

Each person whose signature appears below as a signatory to this Registration Statement constitutes and appoints Gareth Roberts, Phil Rykhoek and Mark Allen, or any one of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Gareth Roberts Gareth Roberts	President, Chief Executive Officer and Manager (Principal Executive Officer)	March 29, 2007

/s/ Phil Rykhoek Phil Rykhoek	Senior Vice President, Chief Financial Officer and Manager (Principal Financial Officer)	March 29, 2007

/s/ Mark C. Allen Mark C. Allen	Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 29, 2007

/s/ Ronald T. Evans Ronald T. Evans	Manager	March 29, 2007

Robert Cornelius	Manager

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on March 29, 2007.

TUSCALOOSA ROYALTY FUND LLC

By: Denbury Operating Company,
its sole member

/s/  Phil Rykhoek
By: Phil Rykhoek
Senior Vice President and Chief Financial Officer

Index to exhibits

Exhibit No.	Document Description

5	Opinion of Baker & Hostetler LLP as to the validity of the securities being registered hereunder
23.1	Consent of DeGolyer and MacNaughton
23.2	Consent of PricewaterhouseCoopers LLP